Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Louis M. Brown, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report of  Precision Auto Care, Inc. on Form 10-QSB for the six months ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Precision Auto Care, Inc.

Signature		Title	Date

/s/	Louis M. Brown, Jr.	Chief Executive Officer and	February 13, 2004
Chairman of the Board of Directors
	Louis M. Brown, Jr.	(Principal Executive Officer)